SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                   FORM 8-K/A


                               Amendment No. 1 to


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): December 2, 1998



                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


    Maryland                        1-13080          06-1391084
  (State or other jurisdiction     (Commission     (IRS Employer
  of incorporation)                File No.)       Identification Number)


                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)

Item 7

     (a) and (b)

                              Grove Property Trust
            Financial Statements of Properties Acquired and Pro Forma
                              Financial Information


Pro Forma Condensed Consolidated Financial Statements (Unaudited):

Pro Forma Condensed Consolidated Balance Sheet as of
     September 30, 1998....................................................3
Notes to Pro Forma Condensed Consolidated Balance Sheet....................5
Pro Forma Condensed Consolidated Statements of Income
     for the Nine Months Ended September 30, 1998 and
     for the Year Ended December 31, 1997..................................7
Notes to Pro Forma Condensed Consolidated Statements of Income.............10

Properties Acquired:

Abbington Glen and Rockingham Glen

Financial Statements:
Report of Independent Auditors.............................................3
Combined Statements of Revenues and Certain Expenses for
     the Nine Months Ended September 30, 1998 (Unaudited)
     and for the Year Ended December 31, 1997..............................14
Notes to the Combined Statements of Revenues and Certain Expenses..........15

                              Grove Property Trust

                 Pro Forma Condensed Consolidated Balance Sheet

                               September 30, 1998
                                   (Unaudited)

This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisitions including related financing subsequent to September 30, 1998, had occurred as of September 30, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements and notes thereto of the Company, included in its Annual Report on Form 10-K for the year ended December 31, 1997, and its Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and its Current Reports on Form 8-K, as amended, during 1998, all as filed with the Securities and Exchange Commission. In management's opinion, all adjustments necessary to present fairly the effects of the above mentioned transactions have been made.

The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it necessarily indicative of the Company's future results.

                              Grove Property Trust

           Pro Forma Condensed Consolidated Balance Sheet (continued)

                               September 30, 1998
                                   (Unaudited)
                                 (in thousands)


                                                                                   Abbington Glen and
                                                  Historical         October         Rockingham Glen
                                                    Company        Acquisitions            (C)              Pro Forma
                                                      (A)              (B)                                 Consolidated
                                               -----------------------------------------------------------------------------
Assets
Real estate, net                                 $       190,488  $        85,586   $        10,868      $       286,942
Cash and cash equivalents, including resident
   security deposits                                       2,950            2,589               800                6,339
Construction- escrow                                           -            1,211                 -                1,211
Deferred charges, net                                        971              199                81                1,251
Due from affiliates                                          564                -                 -                  564
Other assets                                               3,039            5,355               243                8,637
                                               -----------------------------------------------------------------------------
Total assets                                     $       198,012  $        94,940   $        11,992      $       304,944
                                               =============================================================================

Liabilities and shareholders' equity
Mortgage notes payable                           $        92,771  $        59,549   $         6,520      $       158,840
Acquisition notes payable                                      -           12,951                 -               12,951
Revolving credit facility                                  9,600           17,262             3,799               30,661
Accounts payable and other liabilities                     1,623            1,380               303                3,306
Due to affiliates                                            209                -                 -                  209
Resident security deposits                                 2,485              373                63                2,921
Distributions payable                                      1,923                -                 -                1,923
                                               -----------------------------------------------------------------------------
Total liabilities                                        108,611           91,515            10,685              210,811
                                               -----------------------------------------------------------------------------

Minority interests in consolidated partnerships
                                                           1,065                -                 -                1,065

Minority interest in operating partnership
                                                          21,804            5,559             1,339               28,702 D

Shareholders' equity:
   Common shares                                              84                -                 -                   84
   Additional paid-in capital                             68,389            2,510               506 D             71,405

Distributions in excess of earnings                       (1,941)          (4,644)             (538)              (7,123)
                                               -----------------------------------------------------------------------------
Total shareholders' equity                                66,532           (2,134)              (32)              64,366
                                               -----------------------------------------------------------------------------
Total liabilities and shareholders' equity       $       198,012  $        94,940 $ 11,992               $       304,944
                                               =============================================================================


See accompanying notes.

                              Grove Property Trust

             Notes to Pro Forma Condensed Consolidated Balance Sheet

                               September 30, 1998
                                   (Unaudited)
                                 (in thousands)


(A) Balance sheet data was derived from the Company's consolidated financial statements as of September 30, 1998, as filed in its Quarterly Report on Form 10Q.

(B) Reflects the acquisition of the McNeil Portfolio which were consummated by the Company on October 30, 1998, as follows: Total sources and allocation of the purchase price of $97,831 is as follows:


Sources of Funds                                           Uses of Funds
Revolving credit facility        $          17,262   Real estate assets                      $          85,586
Mortgage notes payable (1)                  59,549   Operating assets and liabilities, net               7,601
Acquisition notes payable (2)               12,951   Management contracts (3)                            4,644
Operating Partnership Units                  8,069
                                 -------------------                                         ------------------
Total                            $          97,831   Total                                   $          97,831
                                 ===================                                         ==================


(1) As of October 31, 1998, Mortgage Notes Payable had an outstanding balance of $51,856 with a weighted average interest rate of 8.73%. The pro forma Mortgage Notes Payable amount of $59,549 has been adjusted to reflect the fair value of the notes assuming a borrowing cost of approximately 7.0%.

(2) The Acquisition Notes Payable relates to an obligation, related to three McNeil Properties (Rockingham Glen, 929 House, and Glen Meadow), to pay additional cash and issue additional Operating Partnership Units when the properties are converted to market rate properties. On November 30, 1998, the mortgages on two of the properties (Glen Meadow and 929 House) were modified to allow these properties to be converted to 80% market rate units and 20% moderate income units. The Rockingham Glen's mortgage was modified in the third quarter of 1998 to allow this property to be converted to 80% market rate units and 20% moderate income units. It is anticipated that approximately $12,000 of the Acquisition Notes Payable will be paid on April 30, 1999 (consisting of approximately $4,400 in cash and $7,600 in Operating partnership units. The remaining balance of the Acquisition Notes Payable of approximately $900 is expected to be paid over a three-year period.

(3) The management contracts were purchased for $4,644 from an unrelated third party management company. The term of the contracts was for an average of approximately 20 years. The cost of the management contracts has been expensed in the Pro Forma Condensed Consolidated Statements of Income. The Company plans to self manage the McNeil Portfilio.

                              Grove Property Trust

       Notes to Pro Forma Condensed Consolidated Balance Sheet (continued)




(C) Reflects the acquisitions of Abbington Glen and Rockingham Glen which were consummated by the Company during December 1998, as follows: Total sources and allocation of the purchase price of $12,164 is as follows:



Sources of Funds                                         Uses of Funds
--------------------------------------                   ---------------------------------------
Revolving credit facility        $        3,799    Real estate assets                      $       10,868
Mortgage notes payable (1)                6,520    Operating assets and liabilities, net              758
Operating partnership units               1,845    Management contracts (2)                           538
                                 -----------------                                         -----------------
Total                            $       12,164    Total                                   $       12,164
                                 =================                                         =================




(1) As of the acquisition dates, Mortgage Notes Payable had an outstanding balance of $6,138 with a weighted average interest rate of 8.73%. The pro forma Mortgage Notes Payable amount of $6,520 has been adjusted to reflect the fair value of the notes assuming a borrowing cost of approximately 7.0%.

(2) The management contracts were purchased for $538 from an unrelated third party management company. The term of the contracts was for an average of approximately 20 years. The cost of the management contracts has been expensed in the Pro Forma Condensed Consolidated Statements of Income. The Company plans to self manage the Abbington Glen and Rockingham Glen.

(D) To adjust minority interest in the Company to reflect the Abbington Glen and Rockingham Glen acquisitions as follows:



Total shareholders' equity and minority interest            $          93,068
Percentage of units which are not owned by the Company                 30.84%
Minority interest in the operating partnership              -----------------
                                                            $          28,702
                                                            ==================

Minority interest in operating partnership including October
     Acquisition                                            $          27,363
Operating partnership units issued                                      1,845
Minority interest in operating partnership                           (28,702)
                                                            -----------------
                                                            $             506
                                                            ==================

                              Grove Property Trust

              Pro Forma Condensed Consolidated Statements of Income

                                   (Unaudited)


These unaudited Pro Forma Condensed Consolidated Statements of Income are presented as if (i) the Company had acquired Grove Property Services Limited Partnership and Property Partnerships and completed various other 1997 and January 1998 through August 1998 acquisitions, the McNeil Portfolio (the "October Acquisitions"), and Abbington Glen and Rockingham Glen, (ii) the Consolidation Transactions (see notes to Pro Forma Condensed Consolidation Statements of Income), including the New Equity Investment and Refinancings and
(iii) the November 1997 Offerings and the application of the net proceeds therefrom, all had occurred as of January 1, 1997 and the effect thereof was carried forward through the nine months ended September 30, 1998. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company, Grove Property Services Limited Partnership and Property Partnerships and various other properties acquired during 1997 and January 1998 through August 1998 the October Acquisitions, Abbington Glen and Rockingham Glen, which financial statements are included herein or have been filed with the Securities and Exchange Commission on various Forms 8-K, as amended, during 1997 and 1998, Form 10-K for the year ended December 31, 1997 and Form 10-Q for the nine months ended September 30, 1998. In management's opinion, all adjustments necessary to present fairly the effects of the above mentioned transactions have been made.

The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it necessarily indicative of the Company's future results.

                              Grove Property Trust

        Pro Forma Condensed Consolidated Statements of Income (Continued)

                                   (Unaudited)
                                 (in thousands)


                                                       Nine Months Ended September 30, 1998
                              ---------------------------------------------------------------------------------------
                                            January 1998                  Abbington
                                               through                     Glen and
                               Historical    August 1998     October      Rockingham
                                Company     Acquisitions   Acquisitions      Glen         ProForma       Pro Forma
                                  (A)            (B)           (C)           (D)         Adjustments   Consolidated
                              ------------- -------------- ------------- ------------- --------------- --------------
 Revenue:
   Rental income               $   25,130    $   1,948     $    7,161     $   1,080     $        -     $      35,319
   Rental subsidies                     -             -         5,982           591              -             6,573
   Mortgage interest                    -             -           506             -              -               506
   subsidies
   Property management                341             -             -             -              -               341
   Interest on restricted               -             -           221            10              -               231
   cash
   Interest and other                 231           32             99             7              -               369
                              ------------- -------------- ------------- ------------- --------------- --------------
Total revenues                     25,702        1,980         13,969         1,688              -            43,339
                              ------------- -------------- ------------- ------------- --------------- --------------

Expenses:
   Real estate taxes                2,561          226          1,036           135              -             3,958
   Other property operating         8,600          472          4,283           492            469M           14,316
   Interest expense                 4,056          904          3,614           337            777 O          10,794
                                                                                             1,106 E
   Depreciation and
     amortization                   4,094          334          1,442           175              -             6,045
   General and                      1,242            -              -             -            313M            1,555
   administrative
                              ------------- -------------- ------------- ------------- --------------- --------------
Total expenses                     20,553        1,936         10,375         1,139          2,665            36,668
                              ------------- -------------- ------------- ------------- --------------- --------------

Income before minority
   interests                        5,149           44          3,594           549         (2,665)            6,671
Minority interests in
   earnings of consolidated            58            -              -             -              -                58
   partnerships
Minority interest in
   earnings of Operating            1,303           12              -             -            724 L           2,039
   Partnership
                              ------------- -------------- ------------- ------------- --------------- --------------
Income before extraordinary
   expenses                         3,788           32          3,594           549         (3,389)            4,574
Extraordinary expenses
   related to debt
   refinancing, net of                838            -              -             -              -               838
   minority interests
                              ------------- -------------- ------------- ------------- --------------- --------------
Net income                     $    2,950    $      32      $      3,594  $     549     $      (3,389)  $      3,736
                              ============= ============== ============= ============= =============== ==============




See accompanying notes.

                              Grove Property Trust

        Pro Forma Condensed Consolidated Statements of Income (Continued)

                                   (Unaudited)
                                 (in thousands)


                                                            Year Ended December 31, 1997
                             --------------------------------------------------------------------------------------------
                                            1997 and
                                            January                                Abbington
                                              1998                                  Glen and
                              Historical    through     Management     October     Rockingham
                               Company    August 1998     Company    Acquisitions     Glen      Pro Forma    Pro Forma
                                 (A)                    Adjustments      (C)           (D)     Adjustments  Consolidated
                                          Acquisitions
                                              (B)
                             --------------------------------------------------------------------------------------------
Revenue:
   Rental income              $    17,111  $   18,443   $       (9) I $    8,865   $    1,321   $         -     $45,731
   Rental subsidies                    -            -            -         7,966          150              -      8,116
   Mortgage interest                   -            -            -           675          133              -          1
   subsidies
   Property management                518           -         (207) J          -            -              -        311
   Interest on restricted              -            -            -           315           15              -        330
   cash
   Interest and other                 309         361           (4) I        135            8              -        809
                             --------------------------------------------------------------------------------------------
Total revenues                     17,938      18,804         (220)       17,956        1,627              -     56,105
                             --------------------------------------------------------------------------------------------

Expenses:
   Related party management
     fees                              22         185         (207) J          -            -              -          -
   Real estate taxes                1,770       2,092            -         1,296          155              -      5,313
   Other property operating         6,078       6,457          (71) I      6,065          753            (20) I  19,985
                                                               135  I                                    588M

   Interest expense                 2,741       2,578            -         4,897          418          2,949 E   14,619
                                                                                                       1,036 O
   Depreciation and                 2,701       1,036            -         1,923          234          2,172 G    8,076
     amortization                                                                                         10 F

   General and                        908           -           71 I           -            -            (35) I   1,365
     administrative                                                                                       30 H
                                                                                                         391 M
   Other expense                       -            -            -             -            -          5,182 N    5,182
                             --------------------------------------------------------------------------------------------
Total expenses                     14,220      12,348          (72)       14,181        1,560         12,303     54,540
                             --------------------------------------------------------------------------------------------

Income before minority
   interests                        3,718       6,456         (148)        3,775           67        (12,303)     1,565
Minority interests in
   earnings of consolidated           155                       -              -            -            (23) K     132
   partnerships
Minority interest in
   earnings of Operating            1,267         361           -              -            -         (1,186)L      442
   Partnership
                             --------------------------------------------------------------------------------------------
Net income                    $     2,296  $    6,095   ($     148)   $    3,775   $       67    $   (11,094)   $   991
                             ============================================================================================



See accompanying notes.

                              Grove Property Trust

         Notes to Pro Forma Condensed Consolidated Statements of Income

                                   (Unaudited)
                        (In thousands, except share data)

On March 14, 1997, the Company entered into a series of Consolidation Transactions. The Consolidation Transactions were a business combination of the Company and Grove Property Services Limited Partnership (the "Management Company") and Property Partnerships. In addition, the Company simultaneously issued 3,333,333 common shares at $9 per share ("New Equity Investment") and retired or refinanced certain mortgage and credit facility debt ("Refinancings"). The effect of these transactions on the accompanying pro forma Condensed Consolidated Statements of Income is reflected as outlined in the notes below.

(A) Historical results of operations data were derived from the financial statements of the Company as filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1998.

(B) The historical financial statements of the Company contain results of operations data for the properties and Management Company identified below from the date of acquisition to the end of the respective period. The results of operations from the beginning of the respective period to the acquisition date is included in this column.

Property/Entity -Acquisitions                        Date Acquired
--------------------------------------------------   ------------------
1.  Grove Property Services Limited Partnership
     and Property Partnerships (20 properties
     and management company)                          March 14, 1997
2.  Four Winds                                        June 1, 1997
3.  Brooksyde                                         June 1, 1997
4.  River's Bend                                      June 1, 1997
5.  Greenfield Village                                July 1, 1997
6.  Glastonbury Center                                September 1, 1997
7.  Summit & Birch Hill                               September 1, 1997
8.  Corner Block and Wharf Building (2 properties)    October 31, 1997
9.  High Meadow Apartments                            October 31, 1997
10. Village Arms                                      December 31, 1997
11. Ribbon Mill                                       December 31, 1997
12. Briar Knoll                                       December 31, 1997
13. Hill Top                                          December 31, 1997
14. Tangelwood                                        January 23, 1998
15. Coachlight Village                                April 1, 1998
16. Freeport Properties                               April 1, 1998
17. Village Park and Winchester Woods                 June 1, 1998
18. Sturbridge Meadows and Hobbes Farm                August 7, 1998
19. Colonial Park Royal                               August 31, 1998

                              Grove Property Trust

   Notes to Pro Forma Condensed Consolidated Statements of Income (continued)




(C) Reflects the results of operations for the October Acquisitions for the period January 1, 1998 through September 30, 1998 and for the year ended December 31, 1997. Pro forma depreciation and interest expense are also included for the aforementioned periods.

(D) Reflects the results of operations for Abbington Glen and Rockingham Glen for the period from January 1, 1998 through September 30, and for the year ended December 31, 1997. Pro forma depreciation and interest expense are also included for the aforementioned periods.

(E) Represents the following:


                                                                                       Nine Months Ended
                                                                       Year Ended      September 30, 1998
                                                                      December 31,
                                                                          1997
                                                                   ---------------------------------------
        Pro forma interest expense on new (or assumed) or
          refinanced mortgage debt and the Revolving Credit
          Facility                                                    $        5,213      $        3,847
        Historical interest expense on refinanced or retired
          mortgage debt                                                       (2,264)             (2,741)
                                                                   ---------------------------------------
                                                                      $        2,949      $        1,106
                                                                   =======================================


Pro forma interest expense is based on rates ranging from 6.5% to 8.3% per annum and assumes proceeds of $30 million ($27.5 million after costs) from the New Equity Investment on March 14, 1997 and $48.9 million ($45.3 million after costs) from the November 1997 Offerings were received by the Company on January 1, 1997.

                              Grove Property Trust

(F)  Represents the following:


                                                                                           Year Ended
                                                                                          December 31,
                                                                                            1997 (1)
                                                                                       -------------------
        Pro forma deferred financing cost amortization on new or refinanced mortgage
          debt and the Revolving Credit Facility                                          $          138
        Historical deferred financing cost amortization on refinanced or retired
          mortgage debt                                                                             (128)
                                                                                       -------------------
                                                                                          $           10
                                                                                       ===================



(1) The New Equity Investment was effective on March 14, 1997. The historical financial information for the period March 15, 1997 to December 31, 1997 reflects this transaction.

(G) Represents adjustment to record depreciation on the excess of the purchase price relating to the purchase of certain partnership interests from partners, over the net book amount and for properties acquired during 1997 through August 31, 1998, to the extent depreciation was not reflected in the historical financial statements during the period.

(H) Represents adjustment to record non-cash compensation expense in the first quarter of 1997 associated with the Deferred Stock Grants granted to Executive Officers in connection with the consummation of the Consolidation Transactions, pursuant to the Company's 1996 Share Incentive Plan. Such compensation expense was recorded by the Company commencing March 15, 1997 in its historical financial statements.

(I)  Represents adjustments to: (i) exclude certain non-recurring expenses and
     (ii) exclude revenues, including those of the Management Company attributable to brokerage and other services, (iii) reclassify certain expenses historically classified by the Management Company as property operating expenses to general and administrative expenses, (iv) decrease general and administrative expenses to reflect the cost savings (predominately professional fees) associated with operating all Properties on a combined, self-managed basis offset by an increase in compensation expense to the Company's officers which took effect after the November 1997 Offerings, and (v) increase property operating costs subsequent to the Consolidation Transactions to reflect the recombining of certain property leasing costs that the Management Company provided prior to the Consolidation

                              Grove Property Trust

     Transactions and that the Company commenced providing subsequent to the November 1997 Offerings as follows:

                                                                 Year Ended
                                                                December 31,
                                                                    1997
                                                             -------------------
  Non-recurring property operating expenses                     $          20
  Non-recurring rental revenues                                             9
  Non-recurring brokerage services                                          4
  Reclassification of other property operating to
          general and administrative                                       71
  Decrease in general and administrative                                   35
  Increase in property operating expenses                                 135

(J)  Elimination of intercompany management fees.

(K) Elimination of minority interest in a consolidated partnership (acquired in June 1997) where the Company acquired the remaining interest in such property partnership on September 30, 1997.

(L) Based upon Operating Partnership Units, which may be redeemed on a one-for-one basis for Common Shares, assumed to be owned by the Limited Partners and Common Shares assumed to be outstanding as follows:


                                                                                         Nine Months Ended
                                                                          Year Ended     September 30, 1998
                                                                         December 31,
                                                                             1997
                                                                      --------------------------------------
         Income before minority interests                                $       1,565      $       6,671
         Less: Minority interests in earnings of consolidated
           partnerships                                                           (132)               (58)
                                                                      --------------------------------------
                                                                                 1,433              6,613
         Percentage of Units which are not owned by the Company
                                                                                30.84%             30.84%
                                                                      --------------------------------------
         Minority interest in earnings of Operating Partnership
                                                                         $         442      $       2,039
                                                                      ======================================


                              Grove Property Trust


                                                                                            Operating
                                                                         Common Shares  Partnership Units
                                                                       ------------------------------------
         Grove Property Trust at December 31, 1996                              620,102                -
         New Equity in March 1997                                             3,333,333                -
         Consolidation Transactions in March 1997:
            Affiliates                                                                -          909,115
            Non-affiliates                                                            -        1,205,324
         June 1997 acquisitions                                                       -          420,183
         Exercise of stock options in May 1997                                      394                -
         September 1997 acquisitions                                                  -          325,836
         October 1997 acquisitions                                                    -          143,334
         The November 1997 Offerings                                          4,500,000                -
         April 1998 acquisition                                                       -            5,818
                                                                       ------------------------------------
         Operating Partnership Units redeemed April 1998 through
            September 1998                                                            -         (213,264)
                                                                       ------------------------------------

         Operating Partnership Units exchanged July 1998 through

            September 1998                                                       25,722          (25,722)
                                                                       ------------------------------------
         Common Shares repurchased by the Company during September 1998
                                                                                (83,950)               -
         Executive stock grants- September 1998                                  63,153                -
         October 1998 acquisitions                                                    -          823,421
         December 1998 acquisitions                                                   -          177,966
                                                                       ------------------------------------
                                                                              8,458,754        3,772,011
                                                                       ====================================
                                                                               69.16%           30.84%
                                                                       ====================================


(M) Represents adjustments to include additional operating expenses and additional general and administrative expenses anticipated from the McNeil Portfolio acquisition.

(N) Represents adjustment to expense the 20 year McNeil Portfolio management company contracts acquired.

(O) Represents adjustment to include interest expense relating to the acquisition notes resulting from the McNeil Portfolio acquisition.

                         Report of Independent Auditors

To the Shareholders and Board of Trust Managers
Grove Property Trust

We have audited the combined statement of revenues and certain expenses of Abbington Glen and Rockingham Glen (the "Properties") for the year ended December 31, 1997. The combined statement of revenues and certain expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Grove Property Trust, as described in Note 2, and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as described in Note 2, of Abbington Glen and Rockingham Glen for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                  /s/ ERNST & YOUNG LLP

New York, New York
October 23, 1998

                       Abbington Glen and Rockingham Glen

              Combined Statements of Revenues and Certain Expenses

                                 (Notes 1 and 2)


                                          Nine Months Ended
                                            September 30,       Year Ended
                                                 1998        December 31, 1997
                                          --------------------------------------
                                                (Unaudited)
Revenues:
   Rental                                    $1,080,089        $     1,320,979
   Rental subsidies (Note 3)                        591,371            149,952
   Mortgage interest subsidies (Note 3)                   -            133,438
   Interest on restricted cash                       10,406             15,083
   Other                                              6,769              8,270
                                          --------------------------------------
                                                  1,688,635          1,627,722
                                          --------------------------------------

Certain expenses:
   Property operating and maintenance               491,852            753,377
   Real estate taxes                                134,621            154,958
   Mortgage interest (Note 4)                       336,876            417,577
                                          --------------------------------------
                                                    963,349          1,325,912
                                          --------------------------------------
Revenues in excess of certain expenses       $      725,286    $       301,810
                                          ======================================


See accompanying notes.

                       Abbington Glen and Rockingham Glen

        Notes to the Combined Statements of Revenues and Certain Expenses

                          Year Ended December 31, 1997


1. Business

The accompanying Combined Statements of Revenues and Certain Expenses of Abbington Glen and Rockingham Glen relate to the operations of 2 residential apartment buildings located in Massachusetts (collectively, the "Properties"). Grove Property Trust (the "Company") has contracted to acquire all interests in the partnerships that own the Properties from an unrelated party on or about December 31, 1998. In addition to the Properties, the Company will be acquiring certain of the related partnerships' operating assets and liabilities and will assume the underlying mortgage notes payable.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Current Report on Form 8-K relating to the acquisition of the Properties. Accordingly, the combined statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the Properties. Items excluded consist of depreciation, amortization, and certain non-operating expenses. Management fees were also excluded as the Company will self-manage the Properties.

Use of Estimates

The preparation of the Combined Statements of Revenues and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Combined Statements of Revenues and Certain Expenses and accompanying notes. Actual results could differ from those estimates.

                       Abbington Glen and Rockingham Glen

        Notes to the Combined Statements of Revenues and Certain Expenses
                                   (continued)



2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the leases, which are generally one year. Interest income related to earnings on various restricted cash accounts which are required by certain mortgages which are being acquired by the Company (see Note 4) have been included on the accompanying Combined Statements of Revenues and Certain Expenses.

Capitalization Policy

Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

Unaudited Information

The Combined Statement of Revenues and Certain Expenses for the nine months ended September 30, 1998, is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such information have been included. The results of operations for this period are not necessarily indicative of the results to be obtained for a full fiscal year.

3. Government Subsidies

Rockingham Glen (the "Subsidized Property") is subject to various forms of federal or state subsidy programs. The subsidies are provided to the Subsidized Property through direct rental payments. The Subsidized Property is regulated by the Massachusetts Housing Finance Agency ("MHFA") as to rental changes and operating methods. In exchange for the various subsidies, the Subsidized Property is required to set aside 20% of the apartment units to qualified moderate-income elderly tenants until maturity of the mortgage.

                       Abbington Glen and Rockingham Glen

        Notes to the Combined Statements of Revenues and Certain Expenses
                                   (continued)

4. Mortgage Notes Payable

The Properties' partnerships had a total $5,198,605 in outstanding mortgage notes payable as of December 31, 1997. In addition to the monthly installments of interest and principal, Rockingham Glen must also pay an additional fixed monthly interest of .5%, computed based on the original amount of the mortgage. The mortgages are non-recourse and are generally collateralized by the related property and rents. Certain loan documents also: (i) place restrictions on amounts of distributions, and (ii) require the related partnership to maintain various financial covenants.


                                                                                       Additional Fixed
                                                                         Balance at    Monthly Interest
                                                       Interest Rate    December 31,
           Property                 Maturity Date                           1997
---------------------------------------------------------------------------------------------------------
Abbington Glen                 December 1, 2001              10.0005%   $    1,956,076         -
Rockingham Glen                April 1, 2018                  6.9575%        2,778,662        .5%
Rockingham Glen (1)            October 29, 2000               6.9700%          463,867        .5%
                                                                      -----------------
Total                                                                   $    5,198,605
                                                                      =================


(1) Rockingham Glen obtained a second mortgage note on October 29, 1997 with a maximum borrowing of $1,912,315. The funds can be used for certain improvements and transactional costs. The note is payable in monthly installments of interest only. The note may be extended for two additional one-year periods subject to an adjustment to the interest rate and payment of an extension fee.

The following represents scheduled principal payments on the mortgage notes outstanding as of December 31, 1997.

        In the Year Ending December 31,
        1998                                          $        92,480
        1999                                                   99,836
        2000                                                  107,804
        2001                                                1,951,495
        2002                                                   87,167
        Thereafter                                          2,859,823
                                                      ----------------
        Total                                         $     5,198,605
                                                      ================

     (c) Exhibits

   Exhibit No.                           Description

      2.1 Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-two limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

      2.2 Amendment dated as of August 31, 1998 to Conveyance Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-one limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GROVE PROPERTY TRUST


Date: February 10, 1999                     By:      /s/ JOSEPH R. LABROSSE
                                                -------------------------------
                                                   Joseph R. LaBrosse
                                                   Chief Financial Officer

                                  Exhibit Index

   Exhibit No.                           Description

      2.1 Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-two limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

      2.2 Amendment dated as of August 31, 1998 to Conveyance Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-one limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))